Exhibit 21.1

SOLECTRON CORPORATION SUBSIDIARIES

                                         State or Other Jurisdiction of
Subsidiary                               Incorporation or Organization
------------                             ------------------------------

The Americas
------------
Solectron California Corporation         California
Solectron Georgia Corporation            Georgia
Solectron Massachusetts Corporation      California
Solectron South Carolina Corporation     South Carolina
Solectron Technology, Inc.               California
Solectron Texas, Inc.                    Delaware
Solectron Washington, Inc.               California
Fine Pitch Technology, Inc.              California
Force Computers, Inc.                    Delaware
Solectron Brasil, Ltda.                  Brazil
Solectron de Mexico, S.A. de C.V.        Mexico

Europe
------------
Solectron France, S.A.                   France
Solectron GmbH                           Germany
Solectron Ireland                        Cayman Islands
Solectron Israel Ltd.                    Israel
Solectron Romania Srl                    Romania
Solectron Scotland Ltd                   Scotland
Solectron Sweden AB                      Sweden

Asia
------------
Solectron Japan, Inc.                    Japan
Solectron Technology (Suzhou) Co., Ltd   Suzhou, Peoples Republic of
                                         China
Solectron Technology SDN. BHD.           Malaysia